SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
November 2, 2007 (October 29, 2007)
TRI-ISTHMUS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30326	77-0557617

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
149 South Barrington Ave., Suite 808
Los Angeles, CA 90049
(Address of Principal Executive Offices) (Zip Code)
(818) 887-6659
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04:	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement
On October 29, 2007, Registrant and its subsidiaries entered into the following four promissory notes, each dated as of October 29, 2007: (i) a convertible promissory note with SMP Investments, LLC, a Michigan limited liability company (“SMP”), in the principal amount of $1,000,000.00 (the “SMP Note”); (ii) a convertible promissory note with Anthony J. Ciabattoni, Trustee of the Ciabattoni Living Trust, dated August 17, 2000 (“Ciabattoni”), in the principal amount of $500,000.00 (the “Ciabattoni Note”); (iii) a convertible promissory note with Steven M. Spector (“Spector”) in the principal amount of $50,000.00 (the “Spector Note”); a convertible promissory note with Waveland Associates, LLC, a California limited liability company (“Waveland”), in the principal amount of $100,000.00 (the “Waveland Note”) (collectively, the “Notes”). SMP, Ciabattoni, Spector, and Waveland are each a “Holder” and are collectively referred to herein as the “Holders.”
Under the term of each of the Notes, each Note has an initial term of six months and becomes due and payable on April 29, 2008 (the “Maturity Date”). On the Maturity Date, Registrant will pay the unpaid principal of each Note, together with accrued and unpaid interest of 16% per annum.
The Notes include a conversion feature allowing each Holder to convert all or any portion of the entire unpaid principal and any unpaid accrued interest at the date upon which the conversion is to be effected into a number of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), determined by dividing the sum of the unpaid principal and unpaid accrued interest at the conversion date by the conversion price in effect at the conversion date. The initial conversion price is $0.35, which price is adjustable as set forth in the Notes.
The term of each of the Notes may be extended for an additional three months at the Company’s discretion. In the event the Company exercises this option, it will be required to issue warrants to the Holders to purchase shares of Common Stock at a price of $0.50 for a period of three years, as follows: (1) SMP — 500,000 shares; (2) Ciabattoni — 250,000 shares; (3) Waveland — 50,000 shares; (4) Spector — 25,000 shares.
The SMP Note and the Ciabattoni Note (collectively, the “First Group Notes”), in substantially the form attached hereto as Exhibit 10.1, include a provision granting SMP and Ciabattoni demand registration rights with respect to the resale of the shares issuable upon conversion of the Notes, which vest thirty six (36) months after the date of issuance. The Spector Note and the Waveland Note are collectively referred to herein as the “Second Group Notes,” a form of which is attached hereto as Exhibit 10.2.
The foregoing descriptions of the SMP Note, the Ciabattoni Note, the Spector Note, and the Waveland Note do not purport to be complete and are qualified in their entirety by reference to the full texts of such agreements, forms of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference thereto.

Item 3.02:	Unregistered Sales of Equity Securities
     On October 29, 2007, in addition to the issuance of the Notes discussed above, the Company issued two groups of warrants to the Holders. The first group of warrants, issued to SMP and Ciabattoni, allows SMP and Ciabattoni to purchase up to an aggregate of 1,980,000 shares of the Company’s Common Stock at an initial exercise price of $0.3125 per share exercisable for a period of three years from the date of issuance, in substantially the form attached hereto as Exhibit 10.3 (the “First Group Warrants”). The second group of warrants, issued to Spector and Waveland, allows Spector and Waveland to purchase up to an aggregate of 1,237,500 shares of the Company’s Common Stock at an initial exercise price of $0.50 per share, exercisable for a period of three years from the date of issuance, in substantially the form attached hereto as Exhibit 10.4 (the “Second Group Warrants”).

Item 9.01. Financial Statements and Exhibits.
(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	EXHIBITS

Exhibit
Number	Description
10.1	Form of First Group Notes
10.2	Form of Second Group Notes
10.3	Form of First Group Warrants
10.4	Form of Second Group Warrants
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRI-ISTHMUS GROUP, INC.

Date: November 2, 2007	By:	/s/ David Hirschhorn
David Hirschhorn Chief Executive Officer